CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and
"Counsel and Independent Registered Public Accounting Firm" and to the use of our
report dated January 3, 2005, which is incorporated by reference, in this Registration
Statement (Form N-1A 33-50211 and 811-07089) of Dreyfus Pennsylvania Intermediate
Municipal Bond Fund.

ERNST & YOUNG LLP

New York, New York
March 22, 2005